For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund: American Skandia Trust -- AST Goldman Sachs High Yield
     Portfolio

1.   Name of Issuer:
         WMG Holdings Corp.

2.   Date of Purchase
         12/17/04

3.   Number of Securities Purchased

4.   Dollar Amount of Purchase
         $1,260,040

5.   Price Per Unit
         63.0020%

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Bank of America Securities LLC

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
---------

UNDERWRITER
-----------

Deutsche Bank Securities
Goldman, Sachs & Co.